Exhibit 99.1

CareCloud Secures Credit Facility on Favorable Terms with Provident Bank to Support Medsphere Acquisition

New Facility Replaces Prior Acquisition-Related Promissory Note Obligation to Wells Fargo; Provides More Favorable Terms and Strengthens Liquidity while Supporting Future Growth

SOMERSET, N.J., September 9, 2025 (GLOBE NEWSWIRE) – CareCloud, Inc. (NASDAQ: CCLD, CCLDO) (“CareCloud” or the “Company”), a leader in healthcare technology and AI-powered solutions for hospitals and medical practices nationwide, today announced it has closed a new $10 million credit facility with Provident Bank (“Provident”) on September 3, 2025, approximately $8.3 million of which was drawn down at closing to support the recent acquisition of the assets of Medsphere Systems Corporation (“Medsphere”). This is the Company’s sole credit facility, and its terms are far more favorable than those of the Wells Fargo promissory note, which was replaced in full by this facility.

“Our new credit facility provides CareCloud with improved flexibility, a lower cost of borrowing, and the financial strength to continue executing on our strategy,” said Norm Roth, Interim Chief Financial Officer of CareCloud. “This new facility will further support the recent Medsphere acquisition, which had a total purchase price of $16.5 million, $8.25 million of which we paid at closing from internally-generated cash flow, with the balance now being financed through this facility. We intend to fully pay down the Medsphere-related obligation by the middle of 2026, through internally generated cash flow.”

The Provident facility currently bears an interest rate of SOFR plus 3%, which presently equates to less than 7.5%, marking a significant discount to the acquisition-related Wells Fargo promissory note. The facility carries a two-year term.

Additional details regarding the Provident facility are available in CareCloud’s Form 8-K, which is being filed today.

About CareCloud

CareCloud brings disciplined innovation to the business of healthcare. Our suite of AI and technology-enabled solutions helps clients increase financial and operational performance, streamline clinical workflows and improve the patient experience. More than 40,000 providers count on CareCloud to help them improve patient care, while reducing administrative burdens and operating costs. Learn more about our products and services, including revenue cycle management (RCM), practice management (PM), electronic health records (EHR), business intelligence, patient experience management (PXM) and digital health, at carecloud.com.

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For additional information, please visit our website at carecloud.com. To listen to video presentations by CareCloud’s management team, read recent press releases and view the latest investor presentation, please visit ir.carecloud.com.

Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “shall,” “should,” “could”, “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “seeks,” “estimates,” “predicts,” “possible,” “potential,” “target,” or “continue” or the negative of these terms or other comparable terminology.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, and the expected results from the integration of our acquisitions. Past operational or stock price performance is not an indication of future performance.

These forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to the Company’s ability to manage growth, migrate newly acquired customers and retain new and existing customers, maintain cost-effective global operations, increase operational efficiency and reduce operating costs, predict and properly adjust to changes in reimbursement and other industry regulations and trends, retain the services of key personnel, develop new technologies, upgrade and adapt legacy and acquired technologies to work with evolving industry standards, compete with other companies’ products and services competitive with ours, and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

SOURCE: CareCloud

Company Contact:

Norman Roth

Interim Chief Financial Officer and Corporate Controller

CareCloud, Inc.

nroth@carecloud.com

Investor Contact:

Stephen Snyder

Co-Chief Executive Officer

CareCloud, Inc.

ir@carecloud.com